Exhibit 99.1

NewLink Genetics Announces Presentation of Two Abstracts at AACR

Interim Phase 2 Clinical Results of IDO Pathway Inhibitor, Indoximod Selected for an Oral Presentation During the Clinical Trial Plenary Session

AMES, Iowa, March 1, 2017 - NewLink Genetics Corporation (NASDAQ:NLNK), a biopharmaceutical company focused on bringing novel immuno-oncology therapies to patients with cancer, today reported that two abstracts on the company’s indoximod program will be presented at the American Association for Cancer Research (AACR) 2017 Annual Meeting in Washington, D.C.

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Clinical Trials Plenary Session: Abstract CT117 - Interim analysis of the Phase 2 clinical trial of the IDO pathway inhibitor indoximod in combination with pembrolizumab for patients with advanced melanoma, to be presented during the Novel Immuno-Oncology Agent Clinical Trials session, Tuesday April 4, 2017 10:30 a.m. - 12:45 p.m. ET.

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Poster Session: Abstract 4076 - A novel prodrug of indoximod with enhanced pharmacokinetic properties, to be presented during poster session PO.ET05.01 - Mechanistic Understanding of Novel Anticancer Therapies, April 4, 2017 1 p.m. - 5 p.m. ET.

The complete text of Clinical Plenary Session abstracts that have not been selected for the press program will be posted online at 4:30 p.m. ET on Friday, March 31. The text of clinical trials abstracts that have been selected for inclusion in the press program will not be posted online until the date and time of presentation.
"We are honored to have been selected by the AACR review committee for the Clinical Trials Plenary Session at the upcoming AACR meeting,” said Nicholas Vahanian, M.D., President and Chief Medical Officer. “We look forward to sharing the data from both of these abstracts.”

About NewLink Genetics Corporation
NewLink Genetics is a biopharmaceutical company at the forefront of discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' product candidates are designed to harness multiple components of the immune system to combat cancer.  For more information, please visit
http://www.newlinkgenetics.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties.  All statements, other than statements of historical fact, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these

Exhibit 99.1

identifying words.  These forward-looking statements include, among others, statements about results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; and any other statements other than statements of historical fact.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the U.S. Securities and Exchange Commission (SEC).  The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change.  However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.
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Investors:
Beth Kurth
LaVoieHealthScience
617-374-8800, ext. 106
bkurth@lavoiehealthscience.com

Media:
Alison Chen
LaVoieHealthScience
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achen@lavoiehealthscience.com